UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2017

METROPOLITAN BANK HOLDING CORP.

(Exact name of the registrant as specified in its charter)

New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 365-6700

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On November 13, 2017, Metropolitan Bank Holding Corp. (the “Company”), the holding company for Metropolitan Commercial Bank, announced its financial results for the quarter ended September 30, 2017. The press release containing the financial results is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

Item 8.01	Other Events

On November 10, 2017, Metropolitan Bank Holding Corp. (the “Company”) issued a press release announcing the completion of its previously announced underwritten public offering of 3,565,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), which included the exercise, in full, of the underwriters’ option, pursuant to the underwriting agreement, dated November 7, 2017, entered into with J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein (the “Offering”). The gross proceeds from the Offering, before deducting the underwriting discounts and other offering expenses, were approximately $124.8 million. The net proceeds, after underwriting discounts and other offering expenses, were approximately $115.0 million. A copy of the press release announcing the completion of the Offering is being filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 13, 2017
99.2	Press Release dated November 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: November 13, 2017	By: /s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer